Exhibit 10.10

GRANT OF SECURITY INTEREST
IN PATENTS AND TRADEMARKS

THIS GRANT OF SECURITY INTEST ("Grant"), effective as of March 30, 2007, is executed by Fingerprint Detection Technologies, Inc., Inc., a Florida corporation ("Fingerprint Detection"), in favor of Biometrics Investors, L.L.C., a Delaware limited liability company (the “Secured Party”).

A. The Secured Party is the holder of a note which was made by Sequiam Corporation (“Borrower”) and which has an outstanding balance as of the date of this Grant, including principal and accrued interest, of $3,965,119.00 (the "Prior Note"). Subject to the terms and conditions of that certain Agreement dated as of the date hereof among the Secured Party, as lender, and Borrower, as borrower (the "Agreement"), the Secured Party has agreed to extend a term loan to Borrower in the amount of $2,500,000 ("Term Loan A") which loan would be consolidated with the indebtedness evidenced by the Prior Note and evidenced by a new note in the face amount of $6,500,000 ("Term Note A").

B. Subject to the terms and conditions of the Agreement, the Secured Party is scheduled to extend a separate term loan to Borrower in the amount of $5,000,000 ("Term Loan B" and collectively with Term Loan A, the “Loans”) evidenced by a note in such amount ("Term Note B"). .

C. Pursuant to that certain Continuing Security Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) among Fingerprint Detection, certain other Debtors (as defined in the Security Agreement), and the Secured Party, the terms and provisions of which are hereby incorporated herein as if fully set forth herein, Fingerprint Detection and the other Debtors have granted a security interest to the Secured Party in consideration of Secured Party’s agreement to provide loans to Borrower.

D. As security for the Prior Note, Fingerprint Detection had executed that certain Amended and Restated Grant of Security Interest in Patents and Trademarks in favor of Lee Harrison Corbin, Attorney in-Fact for the Trust Under the Will of John Svenningsen (the "Trust”) dated as of May 18, 2005 (the “Prior Grant”)

E. The Trust has assigned all of its rights under the Prior Grant to Secured Party such that the Secured Party now stands in place of the Trust thereunder.

F. Fingerprint Detection (1) has adopted, used and is using the trademarks reflected in the trademark registrations and trademark applications in the United States Patent and Trademark Office more particularly described on Schedule 1 annexed hereto as part hereof (the “Trademarks”), and (2) has registered or applied for registration in the United States Patent and Trademark Office of the patents more particularly described on Schedule 2 annexed hereto as part hereof (the “Patents”).

G. Fingerprint Detection wishes to confirm its grant to the Secured Party of a security interested in all right, title and interest of Fingerprint Detection in and to the Trademarks and Patents, and all proceeds thereof, together with the business as well as the goodwill of the business symbolized by, or related or pertaining to, the Trademarks, and the customer lists and records related to the Trademarks and Patents and all causes of action which may exist by reason of infringement of any of the Trademarks and Patents (collectively, the “T&P Collateral”), to secure payment, performance and observance of the Obligations (as that term is defined in the Security Agreement).

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged:

1. Fingerprint Detection does hereby further grant to the Secured Party a security interested in the T&P Collateral to secure the full and prompt payment, performance and observance of the Obligations.

2. Fingerprint Detection agrees to perform, so long as the Security Agreement is in effect, all acts deemed necessary or desirable by the Secured Party to permit and assist it, at Fingerprint Detection's expense, in obtaining and enforcing the Trademarks and Patents in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance of cooperation in legal proceedings. Fingerprint Detection hereby appoints the Secured Party as Fingerprint Detection's attorney-in-fact to execute and file any and all agreements, instruments, documents and papers as the Secured Party may determine to be necessary or desirable to evidence the Secured Party’s security interest in the Trademarks and Patents or any other element of the T&P Collateral, all acts of such attorney-in-fact being hereby ratified and confirmed.

3. Fingerprint Detection represents and warrants that the Prior Grant is in full force and effect and, as of the date hereof, the enforcement of the Prior Grant against Fingerprint Detection is subject to no defenses of any kind.

4. Fingerprint Detection acknowledges and affirms that the rights and remedies of the Secured Party with respect to the security interest in the T&P Collateral granted hereby are more fully set forth in the Security Agreement and the rights and remedies set forth herein are without prejudice to, and are in addition to, those set forth in the Security Agreement. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

5. Fingerprint Detection agrees to execute financing statements or other instruments to the extent required by the Uniform Commercial Code and in executing such other documents or instruments as may be required or deemed necessary by you for purposes of affecting or continuing your security interest in the T&P Collateral.

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CH01/ 12505327.2

IN WITNESS WHEREOF, Fingerprint Detection has caused this instrument to be executed as of the day and year first above written.

FINGERPRINT DETECTION TECHNOLOGIES, INC.

By:
Name:   Nicholas VandenBrekel
Title:     CEO

CH01/ 12505327.2

SCHEDULE 1

REGISTERED TRADEMARKS AND TRADEMARK APPLICATIONS

Trademark	Registration or Application Number	Registration or Application Date	Country

CH01/ 12505327.2

SCHEDULE 2

PATENTS AND PATENT APPLICATIONS

Patent	Registration or Application Number	Registration or Application Date	Country
Briteprint	6,865,285 B1		USA

CH01/ 12505327.2

STATE OF FLORIDA )
) ss:
COUNTY OF ORANGE )

On this 30th day of March 2007, before me personally came Nicholas Vandenbrekel who, being by me duly sworn, did state as follows: that he is CEO of Fingerprint Detection Technologies, Inc., that he is authorized to execute the foregoing Grant on behalf of said corporation and that he did so by authority of the Board of Directors of said corporation.

Notary Public